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As filed with the Securities and Exchange Commission on December 10, 2004
                                                          Reg. No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                     22-2671269
     (State of incorporation)            (I.R.S. Employer Identification Number)

                            6531 Northwest 18th Court
                            Plantation, Florida 33313
          (Address, including zip code, of Principal Executive Offices)



                         2004 Employee Stock Bonus Plan
                            (Full title of the Plan)


                             Timothy B. Hansen, CEO
                        Imaging Diagnostic Systems, Inc.
                            6531 Northwest 18th Court
                            Plantation, Florida 33313
                     (Name and address of agent for service)

                                 (954) 581-9800
          (Telephone number, including area code, of agent for service)

                                   copies to:
                            ROBERT B. MACAULAY, ESQ.
                               Adorno & Yoss, P.A.
                       2525 Ponce de Leon Blvd., Suite 400
                           Coral Gables, Florida 33134
                               Tel: (305) 460-1000
                               Fax: (305) 460-1422


                         CALCULATION OF REGISTRATION FEE
Title of Securities    Amount to be        Proposed Offering     Proposed Maximum          Amount of
to be Registered       Registered (2)      Price Per Share (2)   Aggregate Offering Price  Registration Fee

Common Stock           182,500  (1)               $0.45               $82,125.00              $10.41
No Par Value

Totals                 182,500                    $0.45               $82,125.00              $10.41

(1) All of the registered shares are issuable pursuant to the Company's 2004 Employee Stock Bonus Plan.

(2) Estimated solely for the purpose of calculating the registration fee for this registration statement and computed in accordance with Rule 457(h)(1) on the basis of the average of the closing bid and asked price of the common stock of the Company on December 9, 2004 for the 182,500 shares to be registered in the 2004 Employee Stock Bonus Plan.

                                Explanatory Note

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Company's annual report on Form 10-K for the year ended June 30, 2004.

     (b) The Company's report on Form 10-Q for the quarter ended September 30, 2004, filed on November 8, 2004, and reports on Form 8-K based on an event dated July 13, 2004, filed on July 14, 2004, based on an event dated September 27, 2004, filed on September 28, 2004, based on an event dated September 28, 2004, filed on September 29, 2004, and based on an event dated October 15, 2004, filed on October 18, 2004.

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB declared effective on July 14, 1995.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article XII of the Company's By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.



ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, Florida, on this 10th day of December, 2004.

                                  IMAGING DIAGNOSTIC SYSTEMS, INC.



                                  By:     /s/ Timothy B. Hansen
                                          ---------------------
                                          Timothy B. Hansen
                                          Director and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                       TITLE                        DATE


 /s/ Timothy B. Hansen        Director and Chief              December 10, 2004
 ---------------------        Executive Officer
 Timothy B. Hansen            (principal executive officer)



 /s/ Allan L. Schwartz        Executive Vice President,       December 10, 2004
 ---------------------        Chief Financial Officer and
 Allan L. Schwartz            Director (principal financial
                              and accounting officer)



 /s/ Jay S. Bendis            Co-Chairman of the Board and    December 10, 2004
 -----------------            Director
 Jay S. Bendis



 /s/ Sherman Lazrus           Co-Chairman of the Board and    December 10, 2004
 ------------------           Director
 Sherman Lazrus

 /s/ Patrick J. Gorman        Director                        December 10, 2004
 ---------------------
 Patrick J. Gorman



 /s/ Edward Rolquin           Director                        December 10, 2004
 ------------------
 Edward Rolquin

                                  EXHIBIT INDEX



Exhibit
Number                     Description
------                     -----------

   5              Opinion of Adorno & Yoss, P.A.

  10.67           2004 Employee Stock Bonus Plan

  23.1            Consent of Adorno & Yoss, P.A.
                  (contained in Exhibit 5 of this
                   Registration Statement)

  23.2            Consent of Margolies, Fink and Wichrowski,
                  Certified Public Accountants